UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

120 Broadway, 27th Floor, New York, NY	10271
(Address of Principal Executive Offices)	(Zip Code)

(212) 417-8000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, each of William Lerner and Frederic B. Powers III was elected as a director of National Holdings Corporation, a Delaware corporation (the "Company"), to fill vacancies on the Board of Directors of the Company. Effective immediately, Mr. Lerner will serve as a Class I director, and his initial term will expire at the Company's 2014 annual meeting of stockholders, and Mr. Powers will serve as a Class II director, and his initial term will expire at the Company's 2015 annual meeting of stockholders.

As compensation for their service on the Board of Directors, each of Messrs. Lerner and Powers will receive the Company's standard compensation for non-employee directors. There are no arrangements or understandings between either of Messrs. Lerner or Powers and any other persons pursuant to which either of Messrs. Lerner or Powers were named a director of the Company. Neither of Messrs. Lerner or Power has (i) any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: March 8, 2013	By:	/s/ Mark D. Klein
Mark D. Klein
Chief Executive Officer